QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
GOLF TRUST OF AMERICA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

GOLF TRUST OF AMERICA, INC.

NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS

October 9, 2002
Charleston, South Carolina

To the Common Stockholders of Golf Trust of America, Inc.:

        Notice is hereby given that the 2002 Annual Meeting of Stockholders of Golf Trust of America, Inc. will be held at the Charleston Place Hotel, 205 Meeting Street, Charleston, South Carolina, on November 18, 2002 at 9:30 a.m. for the following purposes:

  1.
  to elect two directors to Golf Trust's board of directors; and

  2.
  to transact such other business as may properly be brought before the annual meeting or any adjournments or postponements thereof.

        The close of business on October 7, 2002 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and any adjournment thereof. Only holders of record of our common stock at that time will be entitled to vote.

        You are cordially invited to attend the annual meeting in person. Even if you plan to attend the annual meeting, please promptly sign, date and return the enclosed proxy card in the enclosed self-addressed, postage prepaid envelope. It will assist us in keeping down the expenses of the annual meeting if all stockholders, whether you own a few shares or many shares, return your signed proxies promptly.

        A majority of the outstanding shares of common stock entitled to vote at the annual meeting must be represented at the annual meeting, in person or by proxy, in order to constitute a quorum. Please return your proxy card in order to ensure that a quorum is obtained and to avoid the additional costs to our company of adjourning the annual meeting and resoliciting proxies. If you attend the annual meeting, you may vote your shares of common stock in person if you wish, even if you have previously returned your proxy card.

        YOUR VOTE IS IMPORTANT. Please return your proxy card today.

By Order of the Board of Directors of Golf Trust of America, Inc.,

Scott D. Peters Secretary

PROXY STATEMENT

        This proxy statement, dated October 9, 2002, is furnished in connection with the solicitation of proxies by the board of directors of our company, Golf Trust of America, Inc., for use at our 2002 annual meeting of stockholders, which will be held on Monday, November 18, 2002. This proxy statement and the accompanying proxy card will be first mailed to stockholders on or about October 18, 2002.

Table of Contents

Voting Procedures	2
Proposal 1: Election of Directors	3
Other Matters at the Meeting	4
The Board of Directors	4
Directors and Officers	7
Report of the Compensation Committee on Executive Compensation	13
Annual Report of the Audit Committee	16
Stock Performance Chart	17
Independent Public Accountants	17
Security Ownership of Management and Five-Percent Stockholders	18
Certain Relationships and Related Transactions	19
Cost of Solicitation	20
Section 16(A) Beneficial Ownership Reporting Compliance	20
Stockholder Proposals for the 2003 Annual Meeting	21
Appendix A: Charter of the Audit Committee	A-1

        Our principal executive offices are located at 14 North Adger's Wharf, Charleston, South Carolina 29401. We will provide a copy of our company's annual report on Form 10-K, as filed earlier this year with the Securities and Exchange Commission and previously mailed to stockholders, without charge to any stockholder who so requests in writing to Golf Trust of America, Inc., 14 North Adger's Wharf, Charleston, South Carolina 29401, Attention: Investor Relations.

VOTING PROCEDURES

        You have three choices regarding the election of directors at the upcoming annual meeting. You may:

  •
  vote for all of the director nominees;

  •
  withhold authority to vote for all of the director nominees; or

  •
  vote for one or more of the director nominees and withhold authority to vote for one or more of the other director nominees.

        A proxy card is enclosed for your use. You are solicited on behalf of the board of directors to sign, date and return the proxy card in the accompanying envelope, which is postage prepaid if mailed in the United States. If you hold your shares through a broker, you might also have the opportunity to vote by phone or over the internet; please refer to the separate instructions enclosed by your broker. Stockholders of record may vote by completing and returning the enclosed proxy card prior to the annual meeting, by voting in person at the Annual Meeting or by submitting a signed proxy card at the Annual Meeting.

        YOUR VOTE IS IMPORTANT. You are urged to sign and return the accompanying proxy card regardless of how many or few shares you own and whether or not you plan to attend the meeting.

        You may revoke your proxy at any time before it is actually voted at the annual meeting by:

  •
  delivering written notice of your revocation to the Secretary of Golf Trust of America, Inc., at 14 North Adger's Wharf, Charleston, South Carolina 29401;

  •
  submitting a later dated proxy; or

  •
  attending the annual meeting and voting in person.

        Attendance at the annual meeting will not, by itself, constitute revocation of the proxy. You may also be represented by another person present at the annual meeting by executing a form of proxy designating such person to act on your behalf.

        Each unrevoked proxy card properly signed and received prior to the close of the annual meeting will be voted as indicated. Unless otherwise specified on the proxy, the shares represented by a signed proxy card will be voted FOR each director nominee named in Proposal 1 on the proxy card and will be voted in the discretion of the persons named as proxies on the other business that may properly come before the annual meeting.

Shares Entitled to Vote and Required Vote

        The presence at the annual meeting, in person or by proxy, of a majority of the shares of our company's sole class of common stock issued and outstanding as of October 7, 2002, will constitute a quorum. On October 7, 2002, 7,872,443 shares of common stock were outstanding. A quorum is necessary for the transaction of business at the Annual Meeting. A majority of the votes cast at the annual meeting, assuming a quorum is present, is sufficient to take or authorize action upon any matter that may properly come before the annual meeting (unless a supermajority is required by law, the terms of our charter or the terms of the proposal). A plurality of all the votes cast at the annual meeting, assuming a quorum is present, is sufficient to elect a director. Each share of common stock is entitled to one vote.

        We will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as not voting for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary voting authority as to certain shares to vote on a particular matter (which is known as a "broker non-vote"), those shares will be treated as abstentions with respect to that matter. Votes cast at the annual meeting will be tabulated by the representative of our transfer agent who we will appoint to act as inspector of election for the annual meeting.

PROPOSAL 1:
ELECTION OF DIRECTORS

        Our company's Articles of Amendment and Restatement, as amended, which we refer to as our charter, provide for the six members of the Company's Board of Directors to be divided into three classes serving staggered terms. The terms of the two Class II directors are ending this year, on the date of the upcoming Annual Meeting. The terms of the Class I and Class III directors will end on the dates of the annual meetings to be held in the years 2003 and 2004, respectively. In addition, directors serve until their successors have been duly elected and qualified or until the directors resign, become disqualified or disabled, or are otherwise removed.

This Year's Nominees

        The nominating committee of our board of directors has nominated the current two Class II directors, whose terms are expiring, to stand for re-election at the upcoming annual meeting. These directors are Mr. W. Bradley Blair, II and Mr. Raymond V. Jones. If re-elected, these directors will serve until the 2005 annual meeting and until their successors are elected and qualified (or until the earlier dissolution of our company pursuant to our ongoing plan of liquidation).

        Directors will be elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the annual meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of Messrs. Blair and Jones. If any of such nominees unexpectedly becomes unavailable for election, proxies will be voted for the election of persons selected as nominees in their place by the board of directors.

        Information about Messrs. Blair and Jones is set forth below.

Name	Age	Position	Year First Elected to Board
W. Bradley Blair, II (1)	59	Chief Executive Officer, President and Chairman of the Board of Directors	1997
Raymond V. Jones (2)	54	Independent Director	1997

(1)
Nominating Committee Member

(2)
Audit Committee Member

Biographical Information

        W. Bradley Blair, II is our Chief Executive Officer, President, and Chairman of the Board of Directors. From 1993 until our initial public offering in February 1997, Mr. Blair served as Executive Vice President, Chief Operating Officer and General Counsel for The Legends Group. As an officer of Legends Group Ltd., Mr. Blair was responsible for all aspects of operations, including acquisitions, development and marketing. From 1978 to 1993, Mr. Blair was the managing partner at Blair Conaway Bograd & Martin, P.A., a law firm, specializing in real estate, finance, taxation and acquisitions. Mr. Blair earned a Bachelor of Science degree in Business from Indiana University and a Juris Doctorate degree from the University of North Carolina at Chapel Hill Law School.

        Raymond V. Jones is an independent director. From 1984 to 1994 he was Managing Partner of Summit Properties Limited Partnership before such entity went public in 1994. From 1994 until retiring in March 1998, Mr. Jones was the Executive Vice President of Summit Properties Inc. Summit is a publicly-traded REIT listed on the New York Stock Exchange and is one of the largest developers and operators of luxury garden multifamily apartment communities in the Southeastern United States. While at Summit, Mr. Jones oversaw the development of 26 communities comprising nearly 6,500 apartment homes in Georgia, North Carolina, South Carolina and Ohio. Prior to 1984, Mr. Jones served as General Operations Manager for both the Charlotte and Houston divisions of Ryan Homes, Inc. Mr. Jones earned a Bachelor of Arts degree in Political Science from George Washington University.

Recommendation of our Board of Directors on Proposal 1:

        Our board of directors recommends that stockholders vote FOR the election of Messrs. Blair and Jones to serve as directors of the company.

OTHER MATTERS AT THE MEETING

        Our board of directors does not know of any matters to be presented at the annual meeting other than those mentioned in this proxy statement. If any other matters are properly brought before the annual meeting, the persons named in the accompanying proxy intend to vote on such matters in accordance with their best judgment.

THE BOARD OF DIRECTORS

        Our board of directors was composed of seven directors from the time of our initial public offering in February 1997 until February 2001, when Mr. Young resigned as expected in connection with our plan of liquidation. Following Mr. Young's departure, we sought a replacement director but found no qualified candidates willing to serve. Moreover, our public stockholders did not submit any director nominations to our nominating committee. Accordingly, on September 25, 2002 our board of directors formally reduced the size of our board from seven to six members.

        Four of our six directors are independent of our management and receive no compensation, directly or indirectly, from our company other than for their services as directors. We refer to these four persons as our independent directors. The board met 15 times in 2001 and acted by unanimous written consent on 2 other occasions; the audit committee met 3 times; the compensation committee met 5 times and acted by unanimous written consent once; the nominating committee acted by unanimous written consent once; the strategic alternatives working committee met 4 times; and the independent committee met once. Each of the directors either attended or participated by telephone in at least 75% of the total number of meetings of the board of directors and of the committees of the board of which he was a member.

Committees

        Audit Committee.    The board of directors has established an audit committee consisting of three independent directors. The audit committee's written charter, as approved by the board of directors, is attached to this proxy statement as an appendix. Mr. Jones is currently the chairman of the audit committee. All of the audit committee members qualify as "independent" under Section 121(a) of the American Stock Exchange, or AMEX, listing standards. The audit committee's role is to make recommendations concerning the engagement of independent public accountants, to review with the independent public accountants the plans and results of the audit engagement, to approve professional services provided by the independent public accountants, to review the independence of the independent public accountants, to consider the range of audit and non-audit fees and to review the adequacy of our company's internal accounting controls. The audit committee oversees our financial reporting process on behalf of the board of directors. The audit committee's 2002 report appears elsewhere in this proxy statement. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The audit committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards. While financially literate under the applicable AMEX rules, the members of the audit committee are not currently professionally engaged in the practices of accounting or auditing and are not all experts in the fields of accounting or auditing, including in respect of auditor independence. However, one of the audit committee members, Mr. Chapman, was previously a partner in a predecessor to PricewaterhouseCoopers LLP. Members of the audit committee rely without independent verification on the information provided to them and on the representations made by management and BDO Seidman, LLP. Accordingly, the audit committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The audit committee's reviews, considerations and discussions do not assure that BDO Seidman's audit of our financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that our public accountants are in fact "independent."

        Compensation Committee.    The board of directors has established a compensation committee to determine compensation, including determining awards under our stock incentive plans, for our company's officers. The compensation committee consists of three independent directors. The current chairman is Mr. Chapman.

        Nominating Committee.    The board of directors has established a nominating committee to nominate individuals for elections to the board of directors. The nominating committee consists of two independent directors and Mr. Blair. The current chairman is Mr. Blair. The nominating committee will consider nominees recommended by security holders. (A security holder wishing to recommend a nominee should contact our corporate secretary, Scott D. Peters at (843) 723-4653).

        Other Committees.    The board of directors may, from time to time, form other committees as circumstances warrant. Any additional committees will have authority and responsibility as may be delegated by the board of directors, to the extent permitted by Maryland law. During 2001, the board had two such committees, the strategic alternatives working committee, comprised of Messrs. Blair and Wax, which was created to work with our financial advisor, and an independent committee, composed of the four independent directors, which was created to review and make a recommendation regarding the Legends transaction and agreement. During 2002, those two committees did not meet and no additional committees were created.

Compensation of Directors

        We pay our independent directors fees for their services as directors. Independent directors receive annual compensation of $10,000 plus a fee of $1,000 for attendance at each meeting of the board of directors (whether in person or telephonically) and $500 for attending each committee meeting. Directors who are not independent directors are not paid any director fees. We reimburse directors for their reasonable and documented out-of-pocket travel expenses. Under our non-employee directors' stock option plan, at the time of our initial public offering and on the first four anniversaries of our initial public offering, our four independent directors received automatic annual grants of options to purchase 5,000 shares of our common stock at the stock's fair market value on the date of grant. All grants to our independent directors were fully vested on the grant date and expire ten years from the date of grant. Upon the February 2001 grant, the shares available under our non-employee directors' stock option plan were exhausted and no options have been granted to our independent directors since then.

Directors and Officers Insurance

        We maintain directors and officers liability insurance. Directors and officers liability insurance insures our officers and directors from any claim arising out of an alleged wrongful act by such persons while acting as directors and officers of our company, and it insures our company to the extent that we have indemnified the directors and officers for such loss.

Indemnification

        Our charter provides that we shall indemnify our officers and directors against certain liabilities to the fullest extent permitted under applicable law. The charter also provides that our directors and officers shall be exculpated from monetary damages to us to the fullest extent permitted under applicable law.

DIRECTORS AND OFFICERS

        Set forth below is information regarding our directors and executive officers. Subject to severance compensation rights under their employment agreements, officers serve at the pleasure of the board of directors.

Name	Age	Position	Year First Elected to Board	Current Term Expires
W. Bradley Blair, II(1)	59	Chief Executive Officer, President and Chairman of the Board of Directors	1997	2002
Scott D. Peters	44	Chief Financial Officer, Senior Vice President, Secretary and Director	1999	2004
Roy C. Chapman(1)(2)(3)	61	Independent Director	1997	2004
Raymond V. Jones(2)	54	Independent Director	1997	2002
Fred W. Reams(1)(3)	59	Independent Director	1997	2003
Edward L. Wax(2)(3)	65	Independent Director	1997	2003

(1)
Nominating Committee Member

(2)
Audit Committee Member

(3)
Compensation Committee Member

Biographical Information

        Roy C. Chapman is an independent director. Mr. Chapman currently is the Chairman, Chief Executive Officer and principal stockholder of Human Capital Resources, Inc., which was formed to assist students to finance higher education. From 1987 until his retirement in February 1993, he was Chairman and Chief Executive Officer of Cache, Inc., the owner and operator of a nationwide chain of upscale women's apparel stores. He has served as the Chief Financial and Administrative Officer of Brooks Fashion Stores and was a partner in the predecessor to the international accounting and consulting firm of PricewaterhouseCoopers LLP. Mr. Chapman has also served as a member of the staff of the Division of Market Regulation of the Securities and Exchange Commission and acted as a consultant to the Special Task Force to Overhaul the Securities Investors Protection Act. Mr. Chapman earned a Bachelors in Business Administration degree from Pace University.

        Scott D. Peters is our Chief Financial Officer, Senior Vice President and Secretary. He has been an officer of our company since our initial public offering in 1997. Mr. Peters was appointed by the Board to fill the vacancy created by Mr. Joseph's resignation in late 1999. A stockholder vote confirmed Mr. Peter's appointment at the 2000 annual meeting and re-elected him to a three-year term at the 2001 annual meeting. From 1992 through 1996, Mr. Peters served as Senior Vice President and Chief Financial Officer of the Pacific Holding Company in Los Angeles, where he participated in the management of a 4,000 acre real estate portfolio consisting of residential, commercial and country club properties focusing on master-planned golf communities. From 1988 to 1992, Mr. Peters served as Senior Vice President and Chief Financial Officer of Castle & Cooke Homes, Inc. Mr. Peters became a Certified Public Accountant and worked with Arthur Andersen & Co. and Laventhol & Horwath from 1981 to 1985. From 1986 to 1988, Mr. Peters worked with a general partnership that managed the construction of the Scottsdale Princess Resort. He received a Bachelor of Arts degree in Accounting and Finance with honors from Kent State University.

        Fred W. Reams is an Independent Director. Since 1981 Mr. Reams has served as the President of Reams Asset Management Company, LLC, an independent private investment firm which he co-founded. Reams Asset Management Company employs a staff of 45 persons and manages approximately $16 billion in assets. In addition, Mr. Reams has served as President of the Board of Directors of the Otter Creek Golf Course since 1981. Otter Creek, located in Indiana and rated in the top 25 public courses by Golf Digest in 1990, recently expanded to 27 holes and has hosted several noteworthy tournaments, including multiple U.S. Open and U.S. Senior Open Qualifiers, four American Junior Golf Association Championships, The National Public Links Championship and over 20 state amateur championships. Mr. Reams holds a Bachelor of Arts degree and a Master of Arts degree in Economics from Western Michigan University.

        Edward L. Wax is an Independent Director. Mr. Wax is currently Chairman Emeritus of Saatchi & Saatchi, a worldwide advertising and ideas company. From 1992 until his appointment to his current position in 1997, Mr. Wax served as Chairman and Chief Executive Officer of Saatchi & Saatchi. Mr. Wax had been responsible at Saatchi for the operations of 143 offices in 87 countries. Mr. Wax's employment by Saatchi & Saatchi began in 1982. Mr. Wax was formerly Chairman of The American Association of Advertising Agencies as well as a director of both the Ad Council and the Advertising Educational Foundation. Mr. Wax also serves on the Board of Directors of Dollar Thrifty Automotive Group. Mr. Wax holds a Bachelor of Science degree in Chemical Engineering from Northeastern University and a Masters in Business Administration degree from the Wharton Graduate School of Business.

        Biographical information for Messrs. Blair and Jones appears on page 3 above.

Executive Compensation

        We currently have two executive officers, Mr. Blair and Mr. Peters, who we sometimes refer to as our named executive officers. The following table sets forth for the fiscal years ended December 31, 2001, 2000, and 1999, compensation awarded or paid to, or earned by, each of the named executive officers.

Summary Compensation Table

		Annual Compensation				Long Term Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus(1)		Other Annual Compensation	Restricted Stock Awards			Securities Underlying Options(3)		All Other Compensation
W. Bradley Blair, II Chief Executive Officer, and Chairman of the Board	2001 2000 1999	$359,583 338,910 330,000	$	— — 247,500	— — —	$	— — 603,400	(2)	— — 85,000	(4)	$3,397,645 — —	(6)
Scott D. Peters Chief Financial Officer, Senior Vice President and Secretary	2001 2000 1999	197,826 180,752 176,000		— — 132,000	— — —		— — 344,800	(2)	— — 60,000	(5)	1,344,039 — —	(6)

(1)
Listed bonuses for 1999 include performance related bonuses earned in that year but paid early in the following year. Not included in these amounts are car allowances paid to Messrs. Blair and Peters, in the amounts of $12,000 per year and $7,200 per year, respectively.

(2)
On March 10, 1999, pursuant to the 1998 stock-based incentive plan, Messrs. Blair and Peters were awarded 20,000 and 14,000 shares of restricted stock, respectively, for the shares' par value when the stock price was $22.75. Such shares were scheduled to vest in five equal annual installments on the anniversary of the date of grant. On January 30, 2000, pursuant to the 1998 stock-based incentive plan, Messrs. Blair and Peters were awarded 35,000 and 20,000 shares of restricted stock, respectively, for the shares par value when the stock price was $17.25. Such shares were scheduled to vest in three equal annual installments on the anniversary of the date of the grant. The January 2000 grants were in respect of 1999 performance and are included in the amounts shown for 1999. The amounts shown are the fair market value of the each award (regardless of vesting) on the date of grant (based on our common stock closing price on the date of grant), less the purchase price paid by each named executive. Under the applicable option plan, dividends are payable on all restricted stock awards prior to vesting, as well as after vesting. On February 25, 2001, all of Messrs. Blair and Peters' restricted stock vested pursuant to their amended employment agreements, upon board approval of the plan of liquidation.

(3)
Listed options for 1999 include option grants made on January 30, 2000 in respect of the named executive's performance in 1999.

(4)
On January 30, 2000, Mr. Blair was granted options to purchase 85,000 shares at $17.25 per share. This grant was scheduled to vest in three equal annual installments beginning one year from the date of grant. On February 25, 2001, all of Mr. Blair's options vested pursuant to his existing employment agreement, upon board approval of the plan of liquidation. As of December 31, 2001, none of these options were in the money.

(5)
On January 30, 2000, Mr. Peters was granted options to purchase 60,000 shares at $17.25 per share. This grant was scheduled to vest in three equal annual installments beginning one year from the date of grant. On February 25, 2001, all of Mr. Peter's options vested pursuant to his existing employment agreement, upon board approval of the plan of liquidation. As of December 31, 2001, none of these options were in the money.

(6)
We entered into written employment agreements with W. Bradley Blair, II, and Scott D. Peters at the time of our initial public offering, which have been amended since then, most recently as of February 25, 2001. The amended employment agreements provide that when the stockholders adopt a plan of liquidation, the executives are no longer eligible for further stock-based awards or regular performance bonuses. Instead, they received a retention bonus upon the effective date of the amended employment agreements equal to $1,233,907 for Mr. Blair and $660,921 for Mr. Peters, as well as accelerated vesting of all previously granted stock-based compensation. Such acceleration occurred on February 25, 2001 and such payments were made shortly thereafter. In addition, on that date, as a result of board adoption of the plan of liquidation, all of our outstanding loans to our executives, in the amount of $2,163,738 for Mr. Blair and $683,118 for Mr. Peters, were forgiven pursuant to the terms of their existing promissory notes, see "Certain Relationships and Related Transactions—Indebtedness of Management."

Option Grants in 2001

        We did not grant any options to our named executive officers in 2001 or 2002. Our only option grants since January 1, 2001 have been the automatic grants of 5,000 options to each of our four independent directors in February 2001. Following those grants, our non-employee directors' option plan was exhausted and it will not be renewed.

Option Exercises in 2001 and Year-End Option Values

        We did not award any incentive stock options in 2001 or 2002, other than the automatic grants of 5,000 options to each of our four independent directors which occurred in February 2001. There were no option exercises during the fiscal year ended December 31, 2001 by any of our named executive officers or any of our independent directors. The following table describes the exercisable and unexercisable options held by each of the named executive officers as of December 31, 2001. The "Value of Unexercised In-the-Money Options at December 31, 2001" is based on a value of $4.64 per share, the closing price of our common stock on the American Stock Exchange on December 31, 2001, less the per share exercise price, multiplied by the number of shares issuable upon exercise of the option. However, none of the options held by our named executive officers were in-the-money on December 31, 2001.

2001 Option Exercises and Year-End Holdings

					Value of Unexercised In-The-Money Options at December 31, 2001(1)
			Number of Securities Underlying Unexercised Options at December 31, 2001
	Shares Acquired on Exercise
Name		Value Received
			Exercisable	Unexercisable	Exercisable	Unexercisable
W. Bradley Blair, II	—	—	640,000	—	—	—
Scott D. Peters	—	—	285,000	—	—	—

Employment Agreements

        We entered into written employment agreements with W. Bradley Blair, II, and Scott D. Peters at the time of our initial public offering, which have been amended since then, most recently as of February 25, 2001 in connection with our board's adoption of the plan of liquidation. These amended and restated employment agreements of Messrs. Blair and Peters, which are currently in effect, were included as exhibits to our current report on Form 8-K, filed March 12, 2001. They include the following provisions:

        Salary. The amended employment agreements provide for an annual base salary of $360,000 for Mr. Blair and $200,000 for Mr. Peters in 2001, with automatic annual cost of living increases based on the increase, if any, in the consumer price index.

        Bonuses. Under the amended employment agreements, the executives' right to normal performance bonuses and stock-based awards terminated upon stockholder approval of the plan of liquidation. Instead, the amended employment contracts provide for the following bonuses:

  •
  Retention Bonuses and Forgiveness of Indebtedness Concurrent with Board Adoption of the Plan of Liquidation. In recognition of services rendered by the executives (including, without limitation, services rendered in creating the plan of liquidation, negotiating the agreements with Legends and our Series A preferred stock holder, and seeking to achieve resolutions of various issues with our lenders), pursuant to their amended employment agreements Messrs. Blair and Peters became entitled to cash bonuses of $1,233,907 and $660,921, respectively, on February 25, 2001. In addition, in recognition of their services, their options and restricted stock awards immediately vested in full at that time (however, all of the options are at the present time "out of the money"). Pursuant to the terms of their existing promissory notes, which were not modified, the executives' debt to us, in the amount of $2,163,738 for Mr. Blair and $683,118 for Mr. Peters, was automatically forgiven upon board adoption of the plan of liquidation on February 25, 2001.

  •
  Performance Related Milestone Payments. The amended employment agreements provide that Messrs. Blair and Peters will be entitled to the additional cash bonuses shown below, upon our achievement of the stated milestones.

	Payment
Performance Milestone	Blair	Peters
Stockholder approval of plan of liquidation (which has occurred) and repayment of all our debt**	$1,645,210	$881,228
Later of (a) repayment of all our debt** and (b) February 25, 2002, which is 12 months after board approval of the plan of liquidation	$1,233,907	$660,921

*
Plus interest from the date of stockholder approval of the plan if liquidation.

**
Including debt of our operating partnership but excluding routine trade creditor debt not yet due and excluding debt that we have agreed to keep outstanding for the benefit of limited partners.

        Because of the way in which the performance milestones are defined, the entire performance bonus will be payable to each executive in one lump sum upon the repayment of all of our debt (including debt of our operating partnership, but excluding routine trade creditor debt not yet due and excluding debt that we have agreed to keep outstanding for the benefit of limited partners). If such repayment had occurred on October 1, 2002, the performance milestone payments, including accrued interest, would have been $3,088,000 to Mr. Blair and $1,669,000 to Mr. Peters.

        Term. The board has the right, upon 45 days notice, to terminate either executive with or without good reason following the later of (1) 18 months after board approval of the plan of liquidation, or (2) the date of the last milestone payment. We would have "good reason" to terminate an executive's employment if he engaged in gross negligence, willful misconduct, fraud or material breach of his amended employment agreement. Each executive would have "good cause" to resign in the event of any material reduction in his compensation or benefits, material breach or material default by us under the applicable amended employment agreement or following a change in control of our company. If an executive resigns for "good cause," the executive will have the right to any remaining milestone payments, and the severance payments otherwise payable will be reduced by the amount of the executive's retention bonus and any milestone bonus previously paid to the executive. Subject to such reduction, the severance payment would be equal to the executive's base salary on the date of termination plus bonus, with the bonus equal to the executive's average annual bonus for the years 1997 through 1999. The severance payments would be made for either the balance of the employment term or three years, whichever is longer.

        Extension of Non-Recourse Tax Loans Secured by Stock.    Upon each non-cash benefit payment (i.e., debt forgiveness and stock award acceleration) occurring concurrently with the board's adoption of the plan of liquidation on February 25, 2001, our executives incurred tax liability, but were unable to fund such liability by selling their common stock because of federal securities law restrictions and other concerns. Pursuant to the amended employment agreements, we extended to each executive a non-recourse loan in the amount necessary to cover such personal income tax liability. On the date it was made, each loan was secured by a number of shares of stock with a then-current market value equal to the amount of the loan. Interest accrues at the applicable federal rate and is added to principal. Any distributions on the pledged shares prior to maturity is applied to loan service. Each executive has the right, prior to maturity, if the loan is then over-secured, to sell the pledged stock on the open market, provided that the proceeds are first applied to outstanding principal and interest on the loan. These loans are more fully described below, under the caption "Certain Relationships and Related Transactions."

Covenants Not to Compete

        In their amended employment agreements, Messrs. Blair and Peters each agreed to devote substantially all of their time to our business and not to engage in any competitive businesses. They also agreed not to compete directly with us or in a business similar to ours during their employment. However, Mr. Blair may continue to invest in certain residential real estate developments and resort operations.

Change of Control Agreements

        The amended employment agreements of Messrs. Blair and Peters provide that each executive will have good cause to resign upon a change of control and, in that case, all of the executive's stock options and restricted stock would vest in full and the executive would be entitled to severance payments, minus the previously paid retention bonus and any milestone payments in connection with the plan of liquidation, as described under "—Employment Agreements," above. Our executives' amended employment agreements provide that if any payment by or on behalf of our company or our operating partnership to either executive qualifies as an excess parachute payment under the tax code, we shall make additional payments in cash to the executive (so called gross-up payments) so that the executive is put in the same after-tax position as he would have been had no excise tax been imposed by the tax code.

Compensation Committee Interlocks and Insider Participation

        During fiscal year 2001, our compensation committee members were Roy C. Chapman, Fred W. Reams and Edward L. Wax. None of the members of our compensation committee was at any time since our formation an officer or employee of our company. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        The following report should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts. The following report describes our executive officers' compensation for the 2001 fiscal year, including the changes to the executives' compensation arrangements implemented in connection with the plan of liquidation.

        Responsibilities of the Company's Compensation Committee.    Our executive compensation program is administered under the direction of the compensation committee of our board of directors, which is comprised of three independent directors. The specific responsibilities of the compensation committee are to:

  1.
  administer our executive compensation program;

  2.
  review and approve compensation awarded to the executive officers pursuant to the executive compensation program;

  3.
  monitor our performance in relation to the performance of the executive officers;

  4.
  monitor performance of the executive officers in view of the board of directors' strategic objectives;

  5.
  monitor compensation awarded to the executive officers in comparison to compensation received by executive officers of other similar companies; and

  6.
  develop procedures to help assure executive retention and succession.

        Philosophy of the Compensation Committee.    The philosophy of the compensation committee as reflected in the specific compensation plans included in the executive compensation program is to:

  1.
  retain and reward experienced, highly motivated executive officers who are capable of effectively leading our liquidation of the company pursuant to the plan of liquidation; and

  2.
  reward and encourage executive officer activity that results in enhanced value for stockholders pursuant to the plan of liquidation.

        Elements of Compensation.    The compensation committee believes that the above philosophy can best be implemented through two separate components of executive compensation with each component designed to reward different performance goals, yet have the two components work together to satisfy the ultimate goal of enhancing stockholder value in the context of the plan of liquidation. The two elements of executive compensation are:

  1.
  salary, which compensates the executive for performing the basic job description through the performance of assigned responsibilities; and

  2.
  cash bonuses, which reward the executive for commendable performance of special designated tasks or outstanding performance of assigned responsibilities during the fiscal year pertaining to the plan of liquidation exceeding the compensation committee's expectations.

        These elements for year 2001 are discussed next.

        Base Salary.    As required by their amended employment agreements, the base salaries of Messrs. Blair and Peters were increased for year 2001 over 2000 by the rise in the consumer price index as a cost of living adjustment.

        Cash Bonuses.    During early 2001, the compensation committee undertook its planning responsibilities in a context which differed from prior years. Notable differences included the ongoing strategic alternatives analysis process, and extrinsic factors such as the eroding golf course industry economics, the continued constriction on capital availability to us and the continuing problems being realized by the small-cap, triple net lease sector of the REIT community. These factors presented a challenge to the compensation committee as it sought to balance the objectives of fair compensation in the face of an eroding stock price, particularly in the context of the need for management continuity with respect to the strategic alternatives analysis process and the plan of liquidation.

        When the Board was nearing a conclusion that it might adopt a plan of liquidation for submission to the stockholders, the compensation committee determined that modifications to Messrs. Blair and Peters' employment agreements should be made. In particular, the compensation committee believed that the change of control definition, which had been in place in their original employment agreements executed in February 1997 (the time of our initial public offering), should be modified for the benefit of stockholders in the context of the possible Board adoption of a plan of liquidation.

        Under the amended employment agreements, the executives' right to performance bonuses and stock-based awards terminated upon stockholder approval of the plan of liquidation. The amended employment agreements provided for a retention bonus, which was paid when our board adopted the plan of liquidation, and two performance milestone bonuses to be paid if and when the remaining milestones were met. The performance milestones are as follows:

  •
  Stockholder Approval of the Plan of Liquidation. At the time the amended employment agreements were being negotiated, it was unclear whether stockholders would approve or disapprove the plan of liquidation, even though the Board had unanimously concluded that the plan was likely to best maximize stockholder value when compared to other strategic alternatives. Accordingly, we included this milestone in order to align the interests of our executives with those of stockholders.

  •
  Continued Employment with the Company for 12 Months following Board Approval of the Plan of Liquidation. At the time the amended employment agreements were being negotiated, we believed retention of our executives was important since it would be difficult to recruit qualified replacements to direct the company during the process of liquidation. Moreover, we expected that any management replacements would not possess our existing executives' depth of knowledge and experience regarding our golf course properties, vendors, lenders, lessees, and related documents, which we concluded would make management replacements less effective in executing the plan of liquidation. During the negotiation of the amended employment agreements, our executives rejected a proposal that the milestone payment should be payable upon the substantial completion of the plan of liquidation. At that time, we expected to complete the plan of liquidation in not less than 12 months. Accordingly, we agreed to define this performance milestone as continued employment for 12 months following board approval of the plan of liquidation.

  •
  Repayment of all Company Debt. At the time we negotiated the amended employment agreements, our lenders were alleging that we were in default under our credit agreements with them. We believed that including debt repayment as a condition of each of the other milestones would be a significant factor in persuading the banks to renegotiate and extend our credit facility. Accordingly, we included repayment of all of our debt as a condition to each of the above milestone payments. (company debt is defined to include debt of our operating partnership, but to exclude routine trade creditor debt not yet due and exclude debt that we have agreed to keep outstanding for the benefit of limited partners.)

        With the economic downturn, our implementation of the plan of liquidation is still ongoing. Accordingly, both milestone bonus payments will now be payable upon the repayment of all of our debt. Such repayment is likely to occur within the next 12 months. As a result, we face the risks that one or both of our senior executives might resign following such milestone payments, even though the plan of liquidation will not have been completed. Both of our senior executives have common stock in the company which, along with their existing base compensation structure, may motivate them to remain in our employment through the completion of the plan of liquidation; however, we cannot assure that result. If they were to resign, we would likely hire replacements. The cost to us of hiring a replacement will likely depend upon the experience and skills required of such an individual in light of our financial condition, the assets remaining, and the issues remaining outstanding at that time. At that time, the complexities of implementing the plan of liquidation might be materially reduced. The compensation committee will continue to evaluate all alternatives available to it.

Respectfully submitted,
By:	The Compensation Committee
Members:	Roy C. Chapman Fred W. Reams Edward L. Wax

ANNUAL REPORT OF THE AUDIT COMMITTEE

        The following report should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

        In accordance with its written charter (Appendix A), the company's audit committee recommends to the board of directors the selection of the company's independent accountants. The audit committee is also responsible for assisting the board of directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the company.

        In this context, the audit committee has met and held discussions with management and the independent accountants. Management represented to the audit committee that the company's consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States of America and according to the liquidation basis of accounting for periods subsequent to May 22, 2001, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The audit committee discussed with the independent accountants matters required to be discussed by Statements on Auditing Standards Nos. 61 and No. 90 (Communication with Audit Committees).

        The company's independent accountants also provided to the audit committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), and the audit committee discussed with the independent accountants that firm's independence.

        Based upon the audit committee's discussion with management and the independent accountants and the audit committee's review of the representation of management and the report of the independent accountants to the audit committee, the audit committee recommended that the board of directors include the audited consolidated financial statements in the company's annual report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

Respectfully submitted,
By:	The Audit Committee
Members:	Raymond V. Jones Roy C. Chapman Edward L. Wax

STOCK PERFORMANCE CHART

        The following graph charts the company's stock price since the company's inception in February 1997 compared to both the S&P 500 and the NAREIT Index:

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG GOLF TRUST OF AMERICA, INC.,
S&P 500 INDEX AND NAREIT INDEX

ASSUMES $100 INVESTED ON FEBRUARY 28, 1997
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2001

Note: The stock price performance shown on the graph above is not necessarily indicative of future price performance.

INDEPENDENT PUBLIC ACCOUNTANTS

        Since February 28, 1997, the company has engaged BDO Seidman, LLP as its principal accountants and such firm is expected to be retained as its principal accountants in 2002. BDO Seidman has audited the company's financial statements for each fiscal year beginning with fiscal year ending December 31, 1997. A representative from BDO Seidman will be present at the annual meeting, and is expected to be available to respond to appropriate questions.

        Fees billed to the company by BDO Seidman during the fiscal year ending December 31, 2001 include the following:

  •
  Audit Fees: Audit fees and related expenses billed to the company by BDO Seidman during the fiscal year ending December 31, 2001 for review of the company's annual financial statement and those financial statements included in the company's quarterly reports on Form 10-Q totaled $261,655.

  •
  Financial Information Systems Design and Implementation Fees: The company did not engage BDO Seidman to provide advice to the company regarding financial information systems design and implementation during the fiscal year ended December 31, 2001.

  •
  All other fees and expenses: Fees and expenses billed to the company by BDO Seidman, during the fiscal year ended December 31, 2001 for all other non-audit services, primarily services related to income tax, rendered to the company totaled $163,465.

SECURITY OWNERSHIP OF MANAGEMENT AND FIVE-PERCENT STOCKHOLDERS

        The following table describes, as of October 1, 2002, the beneficial ownership of common stock and common OP units held by each of our directors, by each of our executive officers, by all of our directors and executive officers as a group and by each person known to us to be the beneficial owner of 5% or more of our outstanding common stock. OP units represent limited partnership interests in Golf Trust of America, L.P., our operating partnership, and are convertible into shares of our common stock on a one-for-one basis. This table shows beneficial ownership in accordance with the rules of the Securities and Exchange Commission to include securities that a named person has the right to acquire within 60 days. However, for the sake of clarity, the table does not report beneficial ownership of OP units as beneficial ownership of common stock (even though all OP units are currently convertible into common stock) but instead, reports holdings of stock and OP units separately. Each person named in the table has sole voting and investment/disposition power with respect to all of the shares of common stock or OP units shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. Unless otherwise noted, the address of each person in the table is c/o Golf Trust of America, Inc., 14 North Adger's Wharf, Charleston, South Carolina 29401.

	Common Stock				Common OP Units
Name of Beneficial Owner	Number of Common Shares		Percentage of Class(1)		Number of OP Units	Percentage of Class(2)
W. Bradley Blair, II	808,932	(3)	9.50%		12,500	*
Scott D. Peters	340,625	(4)	4.18%		—	—
Roy C. Chapman	25,500	(5)	*		—	—
Raymond V. Jones	26,000	(5)	*		—	—
Fred W. Reams	25,000	(5)	*		—	—
Edward L. Wax	26,250	(5)	*		—	—
Directors and officers as a group (6 persons)	1,252,307	(6)	14.07%		12,500	*
AEW Capital Management, L.P.	961,704	(7)	11.14	%(8)	—	—
FMR Corp.	1,059,300	(9)	13.46%		—	—
Taunus Corporation	672,600	(10)	8.54%		—	—

*
Less than 1%

(1)
Based on 7,872,443 common shares outstanding on October 1, 2002. In accordance with the rules of the Securities and Exchange Commission, or SEC, each person's percentage interest is calculated by dividing such person's beneficially owned common shares by the sum of the total number of common shares outstanding plus the number of currently unissued common shares such person has the right to acquire (including upon exercise of vested options and upon conversion of preferred stock, but excluding upon conversion of the separately shown OP units) within 60 days of October 1, 2002.

(2)
Based on 7,982,720 common OP units outstanding (including the 7,872,443 common OP units held by GTA's subsidiaries). Under the operating partnership agreement, the holders of OP units (other than GTA's subsidiaries) have the right to tender them for redemption at any time. Upon such a tender, either the operating partnership must redeem the OP units for cash or GTA must acquire the OP units for shares of common stock, on a one-for-one basis.

(3)
Mr. Blair's beneficial ownership includes options to purchase 640,000 shares of common stock, all of which have vested and are exercisable as of October 1, 2002; however, none of these options were in the money as of this date.

(4)
Mr. Peters' beneficial ownership includes options to purchase 285,000 shares of common stock, all of which have vested and are exercisable as of October 1, 2002; however, none of these options were in the money as of this date.

(5)
Includes options to purchase 25,000 shares of our common stock all of which are vested and are exercisable as of October 1, 2002; however, none of these options were in the money as of this date.

(6)
Includes options to purchase 1,025,000 shares of common stock, all of which have vested and are exercisable as of October 1, 2002; however, none of these options were in the money as of this date.

(7)
Amounts shown for AEW Capital Management, L.P. include 800,000 shares of our company's Series A convertible cumulative preferred stock held by its affiliate AEW Targeted Securities Fund, L.P., which shares are convertible into an aggregate of 761,905 shares of our company's common stock. AEW Capital Management, L.P. beneficially owns an additional 199,800 shares of our company's common stock. These entities' address is c/o AEW Capital Management, Inc., 225 Franklin Street, Boston, MA 02110. Information about AEW Capital Management, L.P. is included in reliance on its Schedule 13G filed with the SEC on April 16, 1999.

(8)
In order to preserve our REIT status, among other reasons, our charter limits the number of our shares that may be owned by a single person or group, as defined under federal securities laws, to 9.8% of each class of outstanding equity. We refer to this restriction as our ownership limit. However, in cases where violation of the ownership limit would not jeopardize our REIT status, our charter allows our board to grant a waiver of the ownership limit. In connection with AEW's investment in our Series A preferred stock, we granted them a limited waiver from the ownership limit on April 2, 1999.

(9)
FMR Corp. is the parent holding company of Fidelity Management & Research Company. FMR Corp.'s address is 82 Devonshire Street, Boston, MA 02109. FMR Corp. reports that it has sole power to vote or to direct the vote: of 740,300 shares, shared power to vote or to direct the vote of 0 shares, sole power to dispose or to direct the disposition of 1,059,300 shares and shared power to dispose or to direct the disposition of 0 shares. Information about FMR Corp. is included in reliance on the Schedule 13G filed with the SEC on February 14, 2002 by FMR Corp. Although FMR Corp.'s total beneficial ownership, calculated pursuant to SEC rules, exceeds 9.8%, we believe that the beneficial ownership of each of FMR Corp. and its related entities, when calculated pursuant to the rules of our charter, is below our charter limit of 9.8%.

(10)
Taunus Corporation is a parent holding company or control person of Deutsche Banc Alex. Brown Inc. Taunus Corporation's address is 31 West 52nd Street, New York, NY 10019. Taunus Corporation has sole power to vote and sole power to dispose of all of these shares. Information about Taunus Corporation is included in reliance on the Schedule 13G filed with the SEC on February 14, 2002 by Tanus Corporation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Business Relationships

        W. Bradley Blair, II, Chief Executive Officer, President and Chairman of the Board of the Company, is an inactive equity holder in Blair Conaway Bograd & Martin, P.A., a law firm engaged by the Company on a limited basis to provide real estate, corporate and labor law services to the Company.

Indebtedness of Management

        The compensation committee of the board has authorized us from time to time to make loans to our officers to help them pay their personal income tax liability arising in connection with their non-cash compensation and benefit arrangements and to assist them to acquire our common stock on the open market. At December 31, 2000 Mr. Blair owed us a total of $2,082,000 at a weighted average annual interest rate of 5.45% and Mr. Peters owed us a total of $643,000 at a weighted average annual interest rate of 5.35%. These loans, plus additional loans totaling $100,000 ($65,000 to Mr. Blair and $35,000 to Mr. Peters) for the income tax liability related to the annual vesting of restricted stock that occurred on January 1, 2001 and January 30, 2001, were forgiven pursuant to the terms of the related promissory notes upon our board's approval of the plan of liquidation on February 25, 2001.

        Pursuant to the terms of our officers' employment agreements, as amended on February 25, 2001, we made new loans of $1,595,000 to our executive officers ($1,150,000 to Mr. Blair and $445,000 to Mr. Peters) on February 25, 2001 for the payment of personal income taxes arising from the automatic acceleration of their restricted stock grants and the automatic forgiveness of their outstanding debt to our company that occurred on such date. These new loans are evidenced by promissory notes and secured by our executive's common stock. Interest accrues on these loans at an annual rate of 5.06% (the applicable federal rate on the date of the loan) and is due at maturity. The outstanding balance of these loans at December 31, 2001, principal and interest, was $1,613,000 ($1,163,000 to Mr. Blair and $450,000 to Mr. Peters); and at October 1, 2002 the outstanding balance is $1,677,000 ($1,209,000 to Mr. Blair and $468,000 to Mr. Peters). These loans mature at the earliest of the following times: (i) February 25, 2006; (ii) three years following termination of the borrower's employment with our company; or (iii) the date of the final distribution under the plan of liquidation. At any time when the loan is over-secured, the borrower has the right to sell the common stock securing the loan, provided that all proceeds of the sale are first applied to the loan. All distributions (including any liquidating distributions) on the common stock securing the loan are applied against the loan. The related promissory notes are non-recourse to the borrowers and are secured by 199,415 shares of our officers' common stock in our company that had a fair market value at the time of the execution of the loans by the officers of $8 per share. Effective July 1, 2002, we discontinued accruing interest on these loans for financial reporting purposes due to the fact that the computed value of the pledged common stock was less than $8 per share based on our net assets available to common shareholders at June 30, 2002. Since we did not record accrued interest after July 1, 2002, the outstanding balance recorded as a receivable on our books at October 1, 2002 is $1,655,000 ($1,193,000 to Mr. Blair and $462,000 to Mr. Peters).

COST OF SOLICITATION

        We will bear the expense of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies. In addition to the use of mails, our officers or employees who receive no compensation for their services other than their regular salaries, may solicit personally or by telephone and tabulate the proxies. We will also request brokers (and other persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others), to send proxy materials to and obtain proxies from the shares' beneficial owners, and we will reimburse those brokers (and other persons) for their reasonable expenses.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of our common stock, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission and American Stock Exchange. Officers, directors and stockholders owning more than 10% of our common stock are required by SEC regulations to furnish us with copies of all reports filed pursuant to Section 16(a).

        Based solely on review of copies of such reports required by Section 16(a) and filed by or on behalf of our officers and directors or written representations that no such reports were required, we believe that during 2001 all of our officers and directors and stockholders owning greater than 10% of our common stock complied with all applicable Section 16(a) filing requirements, except that

Fred W. Reams, one of our independent directors, filed one late report in April 2002 reporting three open market sales of our common stock in November and December 2001.

STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

        Our bylaws currently provide that our 2003 annual meeting of stockholders will be held during the month of May 2003. Like it has done for the past two years, our board has the power to amend the bylaws to reschedule the meeting for November 2003 or some other date. However, as of the date of this proxy statement, our 2003 annual meeting is scheduled for May 22, 2003.

        Any stockholder who meets the requirements of Rule 14a-8 and the other proxy rules under the Securities Exchange Act of 1934 may submit proposals to our board of directors to be considered for inclusion in our proxy statement, which we will mail to our stockholders in advance of the 2003 annual meeting. Any such proposal must be submitted in writing by personal delivery or by first-class United States mail, postage prepaid, to the Secretary of Golf Trust of America, Inc., 14 North Adger's Wharf, Charleston, South Carolina 29401. Any such notice must be received by Wednesday, December 18, 2002 (which is 120 days prior to the anniversary of our last proxy statement that was mailed in connection with a May annual meeting). If our annual meeting is rescheduled to a later date, a new extended deadline will be announced.

        Stockholders wishing to present a proposal at the 2003 annual meeting of stockholders but not wishing to submit such proposal for inclusion in the proxy statement must provide us with written notice no later than Friday, February 21, 2003 (which is the deadline specified in our bylaws, 90 days prior to the date of the meeting). Any proposal received after such date shall be considered untimely. If our annual meeting is rescheduled to a later date, the deadline will be 20th day following our first public announcement of the rescheduled meeting date. Your written notice must be delivered or mailed by first-class United States mail, postage prepaid to the Secretary of Golf Trust of America, Inc., 14 North Adger's Wharf, Charleston, South Carolina 29401. The proposal must include all of the information required by Article III, Section 2(e) of our amended and restated bylaws, including the name and address of the stockholder, the text to be introduced, the number of shares held, the date of their acquisition and a representation that the stockholder intends to appear in person or by proxy to introduce the proposal specified in the notice. The chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

By Order of the Board of Directors of Golf Trust of America, Inc.,

Scott D. Peters Secretary

Appendix A

        CHARTER OF THE AUDIT COMMITTEE
Golf Trust of America, Inc.

I.
Introduction

1.01
The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Golf Trust of America, Inc. (the "Company") has been established to:

(a)
Providence assistance to the entire Board in fulfilling their responsibilities related to oversight of the integrity of the Company's internal controls, audit process and financial reporting,

(b)
Serve as a liaison between the Board and the Company's independent auditors,

(c)
Monitor the independence and performance of the Company's independent auditors and Chief Financial Officer, and

(d)
Provide an avenue of communication among the independent auditors, management, the Chief Financial Officer and the Board.

II.
Members

2.01
Members of the Committee will be appointed from the Board annually and will meet the requirements of the American Stock Exchange.

2.02
The Committee must meet the following membership requirements:

(a)
Minimum of three independent directors.

(b)
All members must be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the audit committee.

(c)
At least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

2.03
The definition of an independent director prohibits:

(a)
A director being employed by the Company or any of its affiliates for the current year or any of the past three years.

(b)
A director accepting any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan or non-discretionary compensation.

  (c)
  A director being a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer.

  (d)
  A director being a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Company made or from which the corporation received, payments (other than those arising solely from investments in the Company's securities) that exceed five percent of the Company's or business' consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years.

  (e)
  A director being employed as an executive of another entity where any of the Company's executives serves on that corporation's compensation committee. A director who has one or more of these relationships may be appointed to the Committee, if the Board, under exceptional and limited circumstances determines that membership on the Committee is required by the best interests of the Company and its shareholders and the Board discloses, in its next annual proxy statement subsequent to such determination, the nature of the relationship and the reason for the determination.

III.
Functions

3.01
The Committee will act for the Board in overseeing the integrity of the Company's internal controls, audit process and financial reporting. In performing this function, the Committee will have direct access to the Company's Chief Executive Officer, Chief Financial Officer, internal auditors, independent auditors and outside counsel. In addition, the Committee may meet with other members of management and employees when in the judgment of the Committee such meetings are warranted.

3.02
The Committee will meet periodically with the independent auditors and will review and assess the performance of the independent auditors. It will make recommendations to the full Board annually as to the appointment of independent auditors and will, in appropriate circumstances, review any proposed non-audit services provided by the independent auditors. The Committee will consider the possible effect of providing such services on the independent auditor's independence and will review the range of fees of the independent auditors for both audit and non-audit services, having responsibility for approving the terms of the independent auditors' engagement.

3.03
The Committee shall receive from the independent auditors a written statement no less often than annually, delineating any relationship between the independent auditor and the Company, wherein:

(a)
The independent auditor has accepted any compensation from the Company or its affiliates other than compensation for its services to the Company as approved by the Committee, or

(b)
The independent auditor is controlled by, or under common control with, any person who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer, or

(c)
The independent auditor or any partner or controlling shareholder thereof, is a partner in or a controlling shareholder or an executive officer of any business organization to which the Company made, or from which the Company received, payments that are or have been significant to the Company or business organization in any of the past three years.

3.04
The Committee shall discuss with the independent auditor any disclosed relationships that in the Committee's estimation could impact the objectivity and independence of the independent auditor and take, or recommend that the full Board take, appropriate action, if necessary, to ensure the independence of the independent auditor.

3.05
The Committee will require that the outside auditor discuss not just the acceptability, and compliance of the Company's accounting principles, but also the quality thereof and report such findings to the full Board.

3.06
The Committee, as representative of the Board has the ultimate authority and responsibility to select, evaluate, and replace the independent auditor or to nominate an independent auditor to be proposed for shareholder approval in any proxy statement.

3.07
The Committee will review with the independent auditors the overall audit plan and the scope and results of the annual audit. It will assess the Company's internal controls and the adequacy of such procedures and controls. It will review with the independent auditors accounting principles employed in the Company's financial reports and any proposed changes therein (including any significant accounting and reporting issues, recent professional and regulatory pronouncements and the impact of these issues and pronouncements on the financial statements).

3.08
The Committee will review with the Company's management and the independent auditors the Company's annual operating results and annual audited financial statements. The Committee will also review the management letter issued by the independent auditors and management's responses to any reports or recommendations of the independent auditors.

3.09
The Committee will also review the Company's annual report on Form 10-K, particularly "Management's Discussion and Analysis of Financial Condition and Results of Operations."

3.10
The Committee will also review the financial data to be included in the Company's quarterly financial reporting on Form 10-Q particularly "Management's Discussion and Analysis of Financial Condition and Results of Operations." Such review shall consist of a discussion between the Company's outside auditor, the Committee (the chairman or his designee from the Committee may represent the Committee), and either the chief executive officer, chief operating officer or chief financial officer of the Company. Such review discussion shall occur in person or by telephone conference call and shall cover matters including but not limited to significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management if any.

3.11
The Committee will review with the Company's management and the independent auditors the Company's internal controls over and compliance with the specific regulations governing the Company's continued status as a Real Estate Investment Trust for income tax reporting purposes.

3.12
The Committee will review, with the Company's counsel, any legal matters that could have a significant impact of the Company's financial statements and any findings of any examinations by regulatory agencies, such as the Securities and Exchange Commission.

3.13
The Committee will direct and supervise investigations into any matters within its scope, including the integrity of reported facts and figures, ethical conduct and appropriate disclosure. The Committee is authorized to retain outside counsel if necessary, but will normally work through the Company's management, the internal auditors and the independent auditors.

3.14
The Committee will make recommendations or reports on matters that, in its judgment, should receive the attention of the Board and perform such other oversight functions as the Board may request.

3.15
The Committee will include a letter in the annual report to shareholders and Form 10-K annual report, disclosing:

(a)
that the Company management has reviewed the audited financial statements of the Company with the Committee, including a discussion of the quality of the accounting principles applied to the statements, and significant judgments affecting the statements;

(b)
that the independent auditors have discussed with the Committee the outside auditor's judgments of the qualities of the accounting principles applied and the judgments referenced in (a) above; and

(c)
that the members of the Committee have discussed among themselves without management or the outside auditor present, the information disclosed to the Committee in (a) and (b) above.

3.16
The Committee will disclose its charter at least every third year in the annual report or proxy, unless such charter is significantly amended, in which case the amended charter will be disclosed in the next annual report or proxy thereafter.

IV.
Meetings

4.01
The Committee will meet periodically, at least twice a year, but as frequently as its members may deem appropriate to perform its functions. Typically, meetings will be held:

(a)
prior to the annual audit, and

(b)
subsequent to completion of the audit and before financial statements or earnings reports are issued.

4.02
Meetings of the Committee will consist in part of private meetings between the Committee and independent auditors, and the Company's management, as appropriate.

4.03
The Chairman of the Committee will endeavor to circulate an agenda or otherwise discuss with members of the Committee the matters to be reviewed in advance of the meeting, and the Chairman or any Secretary pro tem appointed by him or her will keep minutes of the meetings.

4.04
The Committee also will report its findings and deliberations to the full board at the next meeting of the Board following its meetings.

4.05
In addition to the generalized reviews described above, matters for review at the Committee's separate meetings with the independent auditors should include:

(a)
limitations, if any, imposed by management on the scope of the audit and disagreements, if any, between the independent auditors and management in the preparation of the Company's financial statements;

(b)
major changes in and other questions regarding appropriate accounting and auditing principles and procedures, including financial, regulatory and tax policy issues; and

  (c)
  the independent auditors plan to handle their responsibilities under the Private Securities Litigation Reform Act of 1995, including informing the Committee of any illegal acts that may come to their attention, and whether established procedures for reporting have been followed in the preceding period.

V.
Review and Reassessment

5.01
The Committee will review and reassess this charter for adequacy on an annual basis.

VI.
Compensation

6.01
Members of the Committee will be compensated for their services at the rate established from time to time by the Board and will receive reimbursement of their expenses.

VII.
Amendments

7.01
The Board of Directors may amend this charter at any time.

VIII.
Effective Date

8.01
As of June 13, 2000.

By Order of the Board of Directors of Golf Trust of America, Inc.

W. Bradley Blair, II Chairman

Proxy for Annual Meeting of Stockholders

This Proxy Is Solicited On Behalf Of The Board Of Directors

        The undersigned stockholder of Golf Trust of America, Inc., a Maryland corporation, hereby acknowledges receipt of the Notice of 2002 Annual Meeting of Stockholders and Proxy Statement and hereby appoints W. Bradley Blair, II and Scott D. Peters as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of the Common Stock of Golf Trust of America, Inc. held of record by the undersigned on October 7, 2002 at the Annual Meeting of Stockholders to be held November 18, 2002 and any and all adjournments or postponements thereof.

        This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR each director nominee named in Proposal 1 and in accordance with the recommendations of the Board of Directors on any other matters that may properly come before the meeting.

[continued and to be signed on the reverse side]

FOLD AND DETACH HERE

The Board of Directors recommends a vote FOR Proposal 1.	Please mark your votes as indicated in this example	/x/

1.	To elect the following directors to serve for a term of three years and until their successors are elected and qualified:
	FOR the nominees listed below (except as marked to the contrary below)	WITHHOLD AUTHORITY vote for all nominees listed below
	/ /	/ /
01 W. Bradley Blair, II
02 Raymond V. Jones
(INSTRUCTION: To withhold authority to vote for only one nominee, strike a line through that nominee's name).

2.	In their discretion, the proxies are authorized to vote upon matters not known to the Board of Directors a reasonable time before the date of the accompanying proxy statement, approval of minutes of the prior annual meeting, matters incident to the conduct of the meeting and to vote for any nominee to the Board whose nomination results from the inability of any of the above named nominees to serve.

In addition, the proxies are authorized, in their discretion, to vote upon such other matters as may properly come before the Annual Meeting. The Board of Directors recommends a vote FOR the nominees listed in Proposal 1. This proxy, when properly executed, will be voted as specified above. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1.
			I plan to attend the 2002 Annual Meeting of Stockholders.	/ /
PLEASE RETURN YOUR EXECUTED PROXY TO MELLON INVESTOR SERVICES, LLC IN THE ENCLOSED SELF-ADDRESSED, POSTAGE PREPAID ENVELOPE

Signature	Signature	Dated:	, 2002

NOTE: Please date this Proxy and sign it exactly as your name or names appear above. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held by a corporation, please sign in full corporate name by the President or other authorized officer. If shares are held by a partnership, please sign in partnership name by an authorized person.

FOLD AND DETACH HERE

QuickLinks

Table of Contents
VOTING PROCEDURES
PROPOSAL 1: ELECTION OF DIRECTORS
OTHER MATTERS AT THE MEETING
THE BOARD OF DIRECTORS
DIRECTORS AND OFFICERS
Summary Compensation Table
2001 Option Exercises and Year-End Holdings
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
ANNUAL REPORT OF THE AUDIT COMMITTEE
STOCK PERFORMANCE CHART
INDEPENDENT PUBLIC ACCOUNTANTS
SECURITY OWNERSHIP OF MANAGEMENT AND FIVE-PERCENT STOCKHOLDERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COST OF SOLICITATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING
Appendix A